Exhibit 3.1
SIXTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
JUSTWORKS, INC.
(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)
JUSTWORKS, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),
DOES HEREBY CERTIFY:
1.    That the name of this corporation is Justworks, Inc., that this corporation was originally incorporated pursuant to the General Corporation Law on October 5, 2012 under the name Clockwork Solutions, Inc., that this corporation filed its Second Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on April 28, 2015, that this corporation filed its Third Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on February 25, 2016, that this corporation filed its Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on March 17, 2017, and that that this corporation filed its Fifth Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on February 21, 2018.
2.    That the Board of Directors duly adopted resolutions proposing to amend and restate the Fifth Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:
RESOLVED, that the Fifth Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:
FIRST: The name of this corporation is Justworks, Inc. (the “Corporation”).
SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 251 Little Falls Drive in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.
THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.
FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 114,732,649 shares of Common Stock, $0.0005 par value per share (“Common Stock”) of which 67,000,000 shares shall be designated Class A Common Stock

(“Class A Common Stock”), and 47,732,649 shares shall be designated Class B Common Stock (“Class B Common Stock” and the holders thereof are collectively referred to herein as “Class B Stockholders”), and (ii) 71,465,641 shares of preferred stock, $0.0005 par value per share (“Preferred Stock”) of which 10,926,405 shares shall be designated Series A Preferred Stock (“Series A Preferred Stock”), 12,157,378 shares shall be designated Series A-1 Preferred Stock (“Series A-1 Preferred Stock”), 9,142,892 shares of which shall be designated Series B Preferred Stock (“Series B Preferred Stock”), 9,142,892 shares of which shall be designated Series B-1 Preferred Stock (“Series B-1 Preferred Stock”), 10,818,828 shares of which shall be designated Series C Preferred Stock (“Series C Preferred Stock”), 10,818,828 shares of which shall be designated Series C-1 Preferred Stock (“Series C-1 Preferred Stock”), 5,517,242 shares of which shall be designated Series D Preferred Stock (“Series D Preferred Stock”), and 2,941,176 shares of which shall be designated Series E Preferred Stock (“Series E Preferred Stock”). The Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are collectively referred to herein as the “High-Vote Preferred Stock,” and the holders thereof are collectively referred to herein as “High-Vote Preferred Stockholders.” The Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and any other preferred stock authorized by this Corporation shall be referred to herein as the “Low-Vote Preferred Stock.” The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.
A.    COMMON STOCK
Unless otherwise indicated, references to “sections” or “subsections” in this Part A of this Article Fourth refer to sections and subsections of Part A of this Article Fourth.
1.    General. The voting, dividend and liquidation rights of the holders of the Class A Common Stock and Class B Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.
2.    Voting. The holders of Class A Common Stock are entitled to one (1) vote for each share of Class A Common Stock held at all meetings of stockholders (and written actions in lieu of meetings), and the holders of Class B Common Stock are entitled to ten (10) votes for each share of Class B Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Common Stock shall vote together with the holders of Preferred Stock as a single class. The number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares of Class A Common Stock then outstanding) and the number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares of Class B Common Stock then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Sixth Amended and Restated Certificate of Incorporation (as may be further amended, the “Certificate of Incorporation”)) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation (voting together as a single class and not as a separate series; with respect to the High-Vote Preferred Stock, on an as-converted to Class B Common Stock basis; and with respect to the Low-Vote Preferred Stock, on an as-converted to Class A Common Stock basis), irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.
3.    Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.
4.    Subdivision or Combinations. If this Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, then the outstanding shares of the other class of Common Stock shall be subdivided or combined in the same manner.
5.    Mergers, Consolidation or Other Combination Transactions. In the event that this Corporation shall enter into any consolidation, merger, combination or other transaction or series of related transactions in which shares of Common Stock are exchanged for or converted into other stock or securities, or the right to receive cash or any other property, then, and in such event, the shares of Class A Common Stock and Class B Common Stock shall be entitled to be exchanged for or converted into the same kind and amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of the other class of Common Stock is exchanged or converted; provided, however, that if the stock or securities of the resulting entity issued upon such exchange or conversion of the shares of Common Stock outstanding immediately prior to such consolidation, merger, combination or other transaction would represent a majority of the voting power of such resulting entity (without giving effect to any differences in the voting rights of the stock or securities of the resulting entity to be received by the holders of shares of Class A Common Stock and the holders of Class B Common Stock), then the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive stock or securities of the resulting entity issuable upon such exchange or conversion that differ with respect to voting rights in a similar manner to which the shares of Class A Common Stock and Class B Common Stock differ under Section 2 of Article IV(A).
6.    Equal Status. Except as expressly provided in this Part A of this Article Fourth, the Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.
7.    Conversion.
7.1    Certain Definitions. As used in this Section 7 and Section B(5) of this Article Fourth, the following terms shall have the following meanings:
(i)    “Disability” means, with respect to a natural person, permanent and total disability such that such person is unable to engage in any substantial gainful activity by reason of any medically determinable mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months as determined by a licensed medical practitioner selected by the Board of

Directors of the Corporation. In the event of a dispute as to whether a person has suffered a Disability, no Disability of such person shall be deemed to have occurred unless and until an affirmative ruling regarding such Disability has been made by a court of competent jurisdiction, and such ruling has become final and non-appealable.
(ii)    “Family Member” shall mean with respect to any natural person who is a Qualified Stockholder, the spouse, former spouse, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings of such Qualified Stockholder; provided, however, that lineal descendants shall include adopted persons, but only so long as they are adopted while a minor.
(iii)    “IPO” shall mean the closing of this Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement filed with the Securities and Exchange Commission in which all outstanding shares of High-Vote Preferred Stock convert (or will convert within 180 days thereafter) into Class B Common Stock.
(iv)    “Permitted Entity” shall mean with respect to a Qualified Stockholder (a) a Permitted Trust (as defined below) solely for the benefit of (i) such Qualified Stockholder, (ii) one or more Family Members of such Qualified Stockholder and/or (iii) any other Permitted Entity of such Qualified Stockholder, (b) any general partnership, limited partnership, limited liability company, corporation or other entity under the sole dispositive control and exclusive voting control of (i) such Qualified Stockholder and/or (ii) any other Permitted Entity of such Qualified Stockholder, or (c) solely with respect to a Qualified Stockholder that is a venture capital or similar private investment fund, and solely with respect to any Transfer made by such Qualified Stockholder prior to the IPO, any general partner, managing member, officer or director of such Qualified Stockholder or any venture capital or similar private investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management or advisory company with, such Qualified Stockholder.
(v)    “Permitted Transfer” shall mean, and be restricted to, any Transfer of a share of Class B Common Stock or High-Vote Preferred Stock:
(A)    solely with respect to any Transfer of High-Vote Preferred Stock prior to the IPO, by a Qualified Stockholder to any other Qualified Stockholder;
(B)    by a Qualified Stockholder to any Permitted Entity of such Qualified Stockholder; or
(C)    by a Permitted Entity of a Qualified Stockholder to (i) such Qualified Stockholder, or (ii) any other Permitted Entity of such Qualified Stockholder.
(v)    “Permitted Transferee” shall mean a transferee of shares of Class B Common Stock or High-Vote Preferred Stock received in a Transfer that constitutes a Permitted Transfer.

(vi)    “Permitted Trust” shall mean a bona fide trust where each trustee is (a) a Qualified Stockholder, or (b) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments and who is subject to appointment or removal solely by such Qualified Stockholder.
(vii)    “Person” an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity.
(viii)    “Qualified Stockholder” shall mean (a) the registered holder of a share of Class B Common Stock or a share of High-Vote Preferred Stock as of February 21, 2018; (b) the initial registered holder of any shares of Class B Common Stock or High-Vote Preferred Stock that are originally issued by this Corporation after February 21, 2018 pursuant to the exercise or conversion of options, warrants or other convertible Securities that, in each case, are outstanding as of February 21, 2018; (c) each natural person who Transferred shares of or equity awards for Class B Common Stock or High-Vote Preferred Stock (including any option or warrant exercisable or convertible into shares of Class B Common Stock or High-Vote Preferred Stock) to a Permitted Entity that is or becomes a Qualified Stockholder pursuant to subclauses (a) or (b) of this subsection 7.1(vii); and (d) a Permitted Transferee.
(ix)    “Transfer” shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of any share or any legal or beneficial interest in any share, whether or not for value and whether voluntary or involuntary or by operation of law. A “Transfer” shall also include, without limitation, (i) a transfer of a share of Class B Common Stock or a share of High-Vote Preferred Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership), (ii) the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Class B Common Stock or a share of High-Vote Preferred Stock by proxy or otherwise or (iii) with respect to any shares (or any legal or beneficial interest in any shares) held by a Qualified Stockholder that is a natural person (or held by a Permitted Entity or Permitted Trust of such Qualified Stockholder), the death or Disability of such Qualified Stockholder; provided, however, that the following shall not be considered a “Transfer”: (a) the grant of a proxy to officers or directors of the Corporation at the request of the Board of Directors of the Corporation in connection with actions to be taken at an annual or special meeting of stockholders; (b) the pledge of shares of Class B Common Stock or shares of High-Vote Preferred Stock holder thereof that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the such holder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares of Class B Common Stock or shares of High-Vote Preferred Stock or other similar action by the pledge shall constitute a “Transfer”; or (c) the fact that, as of the Effective Time or at any time after the Effective Time, the spouse of any Class B Stockholder possesses or obtains an interest in such holder’s shares of Class B Common Stock or shares of High-Vote Preferred Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class B Common Stock or shares of High-Vote Preferred Stock.

(x)    “Voting Control” shall mean, with respect to a share of Class B Common Stock or a share of High-Vote Preferred Stock, the exclusive power (whether directly or indirectly) to vote or direct the voting of such share of Class B Common Stock or share of High-Vote Preferred Stock by proxy, voting agreement, or otherwise (excluding, in all cases, the Fourth Amended and Restated Voting Agreement, dated on or about the Filing Date, by and among the Corporation and its stockholders, as amended from time to time).
7.2    Voluntary Conversion. Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of this Corporation.
7.3    Automatic Conversion upon Transfer. Each share of Class B Common Stock shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon a Transfer of such share, other than a Permitted Transfer.
7.4    Final Conversion of Class B Common Stock. On the Final Conversion Date (as defined below) each outstanding share of Class B Common Stock shall automatically, without any further action, convert into one (1) share of Class A Common Stock. Following such conversion, the reissuance of all shares of Class B Common Stock shall be prohibited, and such shares shall be retired and cancelled in accordance with Section 243 of the DGCL and the filing by the Secretary of State of the State of Delaware required thereby, and upon such retirement and cancellation, all references to Class B Common Stock in this Certificate of Incorporation shall be eliminated. “Final Conversion Date” means 5:00 p.m. in New York City, New York on the first day falling on or after the tenth (10th) year anniversary of the IPO on which the securities exchange on which the Corporation’s equity securities are then principally listed or traded is open for trading.
7.5    Effect of Conversion. In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Subsection 7, such conversion shall be deemed to have been made at the time that the Transfer of such shares occurred or the Final Conversion Date, as applicable. Upon any conversion of Class B Common Stock to Class A Common Stock, all rights of the holder of such shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates representing the shares of Class B Common Stock are to be issued, if any, shall be treated for all purposes as having become the record holder or holders of such number of shares of Class A Common Stock into which such Class B Common Stock were convertible. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this Subsection 7 shall be retired and shall not be reissued.
7.6    This Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Certificate of Incorporation, relating to the conversion of the Class B Common Stock into Class A Common Stock and the dual class common stock structure contemplated by this Certificate of Incorporation, including without limitation the issuance of stock certificates in connection with any such conversion, as it may deem necessary or advisable. If this Corporation has reason to believe that a Transfer giving rise to a conversion of shares of Class B Common Stock into Class A Common Stock has occurred but has not theretofore been reflected on the books of this Corporation, this Corporation may request that the holder of such shares furnish affidavits or other evidence to this Corporation as it reasonably deems necessary to determine whether a conversion of shares of Class B Common Stock to Class A Common Stock has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to this Corporation (in the manner provided in the request) to enable this Corporation to determine that no such conversion has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of this Corporation. In connection with any action of stockholders taken at a meeting or by written consent, the stock ledger of this Corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders or in connection with any written consent and the classes of shares held by each such stockholder and the number of shares of each class held by such stockholder.
8.    Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.
B.    PREFERRED STOCK
The Preferred Stock of the Corporation shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “sections” or “subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.
1.    Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Certificate of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount at least equal to that dividend per share of Preferred Stock as would equal: (x) in the case of each series of High-Vote Preferred Stock, the product of (A) the dividend payable on each share of such series of High-Vote Preferred Stock determined, if applicable, as if all shares of such series of High-Vote Preferred Stock had been converted into Class B Common Stock at the then effective conversion rate, and such shares of Class B Common Stock were then converted into Class A Common Stock at the then effective conversion rate and (B) the number of shares of Class A Common Stock issuable upon full conversion of a share of such series of High-Vote Preferred Stock, and (y) in the case of the Low-Vote Preferred Stock, the product of (A) the dividend payable on each share of such series of Low-Vote Preferred Stock determined, if applicable, as if all shares of such series of Low-Vote Preferred Stock had been converted into Class A Common Stock at the then effective conversion rate and (B) the number of shares of Class A Common Stock issuable upon conversion of a share of such series of Low-Vote Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend.
2.    Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.
2.1    Preferential Payments to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock then outstanding, on a pari passu basis, shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to (i) $17.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Preferred Stock) (the “Series E Original Issue Price”), plus any dividends declared but unpaid thereon in the case of Series E Preferred Stock, (ii) $7.25 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Preferred Stock) (the “Series D Original Issue Price”), plus any dividends declared but unpaid thereon in the case of Series D Preferred Stock, (iii) $3.050235 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Preferred Stock) (the “Series C Original Issue Price”), plus any dividends declared but unpaid thereon in the case of Series C Preferred Stock, (iv) $3.050235 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Preferred Stock) (the “Series C-1 Original Issue Price”), plus any dividends declared but unpaid thereon in the case of Series C-1 Preferred Stock, (v) $1.421869 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Preferred Stock) (the “Series B Original Issue Price”), plus any dividends declared but unpaid thereon in the case of Series B Preferred Stock, (vi) $1.421869 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Preferred Stock) (the “Series B-1 Original Issue Price”), plus any dividends declared but unpaid thereon in the case of Series B-1 Preferred Stock, (vii) $0.865505 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Preferred Stock) (the “Series A Original Issue Price”), plus any dividends declared but unpaid thereon in the case of Series A Preferred Stock, or (viii) $0.865505 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Preferred Stock) (the “Series A-1 Original Issue Price”), plus any dividends declared but unpaid thereon in the case of Series A-1 Preferred Stock. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Notwithstanding the above, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a voluntary or involuntary liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, each such holder of shares of a series of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Common Stock immediately prior to the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Preferred Stock into shares of Common Stock. If any such holder shall be deemed to have converted shares of Preferred Stock into Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock. The per share amount actually payable to a holder of Preferred Stock pursuant to this Section 2 shall be referred to herein as the “Liquidation Amount.”
2.2    Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.
2.3    Deemed Liquidation Events.
2.3.1    Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless: the holders of a majority of the voting power of the outstanding shares of Preferred Stock (voting together as a single class and not as separate series; with respect to the High-Vote Preferred Stock, on an as-converted to Class B Common Stock basis; and with respect to the Low-Vote Preferred Stock, on an as-converted to Class A Common Stock basis), which majority shall include (i) the holders of a majority of the voting power of the outstanding shares of Series B Preferred Stock, (ii) the holders of at least 60% of the voting power of the outstanding shares of Series C Preferred Stock, (iii) solely if the distribution of Available Proceeds (as defined below) to the holders the Series D Preferred Stock would be in an amount per share less than the Series D Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Preferred Stock), the holders of a majority of the voting power of the outstanding shares of Series D Preferred Stock, and, (iv) solely if the distribution of Available Proceeds to the holders the Series E Preferred Stock would be in an amount per share less than the Series E Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Preferred Stock), the holders of a majority of the voting power of the outstanding shares of Series E

Preferred Stock, elect otherwise by written notice sent to the Corporation at least twenty (20) days prior to the effective date of any such event:
(a)    a merger or consolidation in which
(i)    the Corporation is a constituent party or
(ii)    a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation;
(b)    the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of this Corporation’s securities and other than Isaac Oates), of the Corporation’s securities if, after such closing, such person or group of affiliated persons would hold at least a majority, by voting power of the outstanding voting stock of this Corporation (or the surviving or acquiring entity); or
(c)    the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.
Notwithstanding the foregoing, the sale of shares of Preferred Stock in a bona fide equity financing transaction shall not be deemed a “Deemed Liquidation Event”.
2.3.2    Effecting a Deemed Liquidation Event.
(a)    The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(i), Subsection 2.3.1(b) or Subsection 2.3.1(c) unless the acquisition agreement or plan of merger or consolidation for such transaction (the “Acquisition Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2.

(b)    In the event of a Deemed Liquidation Event referred to in Subsection 2.3.1(a)(ii), Subsection 2.3.1(b) or Subsection 2.3.1(c), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) days after such Deemed Liquidation Event, then unless the holders of a majority of the voting power of the then-outstanding shares of Preferred Stock (voting together as a single class and not as separate series; with respect to the High-Vote Preferred Stock, on an as-converted to Class B Common Stock basis; and with respect to the Low-Vote Preferred Stock, on an as-converted to Class A Common Stock basis), which majority shall include (i) the holders of a majority of the voting power of the outstanding shares of Series B Preferred Stock, (ii) the holders of at least 60% of the voting power of the outstanding shares of Series C Preferred Stock, (iii) solely if the distribution of Available Proceeds (as defined below) to the holders the Series D Preferred Stock would be in an amount per share less than the Series D Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Preferred Stock), the holders of a majority of the voting power of the outstanding shares of Series D Preferred Stock, and (iv) solely if the distribution of Available Proceeds (as defined below) to the holders the Series E Preferred Stock would be in an amount per share less than the Series E Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Preferred Stock), the holders of a majority of the voting power of the outstanding shares of Series E Preferred Stock, elect otherwise by written notice sent to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to the applicable Liquidation Amount. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall ratably redeem each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. Prior to the distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business. In connection with a distribution or redemption provided for in this Subsection 2.3.2(b), the Corporation shall send written notice of the redemption (the “Redemption Notice”) to each holder of record of Preferred Stock. Each Redemption Notice shall state:
(i)    the number of shares of Preferred Stock held by the holder that the Corporation shall redeem on the date specified in the Redemption Notice;

(ii)    the redemption date and the price per share at which the shares of Preferred Stock are being redeemed (which price shall not be less than the applicable Liquidation Amount);
(iii)    for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed.
(c)    Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if payment is tendered or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, all rights with respect to such shares shall forthwith after the date terminate, except only the right of the holders to receive the payment without interest upon surrender of any such certificate or certificates therefor.
2.3.3    Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.
2.3.4    Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Subsection 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Acquisition Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration (and all prior payments of Additional Consideration) as part of the same transaction. For the purposes of this Subsection 2.3.4, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Initial Consideration.
3.    Voting.
3.1    General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of High-Vote Preferred Stock shall be entitled to cast ten (10) votes for each share of Class B

Common Stock into which such shares of High-Vote Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Low-Vote Preferred Stock shall be entitled to cast one (1) vote for each share of Class A Common Stock into which such shares of Low-Vote Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class and not as a separate series.
3.2    Election of Directors. The holders of record of the shares of Series B Preferred Stock and Series B-1 Preferred Stock, together as a single class and not as separate series, with respect to the Series B Preferred Stock, on an as-converted to Class B Common Stock basis; and with respect to the Series B-1 Preferred Stock, on an as-converted to Class A Common Stock basis, shall be entitled to elect one (1) director of the Corporation (the “Series B Director”), the holders of record of the shares of Series A Preferred Stock and Series A-1 Preferred Stock, together as a single class and not as separate series, with respect to the Series A Preferred Stock, on an as-converted to Class B Common Stock basis; and with respect to the Series A-1 Preferred Stock, on an as-converted to Class A Common Stock basis, shall be entitled to elect one (1) director of the Corporation (the “Series A Director”, and together with the Series B Director, the “Preferred Directors”), and the holders of record of the shares of Class B Common Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation. Any director elected as provided in the preceding sentence may be removed with or without cause by, and only by, the affirmative vote of the holders of the majority of shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. The holders of record of the shares of Common Stock and of the Preferred Stock voting together as a single class, with respect to the High-Vote Preferred Stock, on an as-converted to Class B Common Stock basis; and with respect to the Low-Vote Preferred Stock, on an as-converted to Class A Common Stock basis, shall be entitled to elect the balance of the total number of directors of the Corporation. Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Certificate of Incorporation, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board of Directors’ action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of this Corporation’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the voting power of the outstanding voting shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.
3.3    Preferred Stock Protective Provisions. At any time when at least 1,500,000 shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the voting power of the then outstanding shares of Preferred Stock (voting together as a single class and not as a separate series; with respect to the High-Vote Preferred Stock, on an as-converted to Class B Common Stock basis; and with respect to the Low-Vote Preferred Stock, on an as-converted to Class A Common Stock basis), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
3.3.1    liquidate, dissolve or wind-up the business and affairs of the Corporation;
3.3.2    effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;
3.3.3    amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation;
3.3.4    create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock (or securities convertible into or exercisable for any shares of capital stock of the Corporation) unless the same ranks junior to the Preferred Stock with respect to the distribution of assets upon the occurrence of a Deemed Liquidation Event or on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase or decrease the authorized number of shares of Preferred Stock or Common Stock;
3.3.5    purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;
3.3.6    increase or decrease the authorized number of directors constituting the Board of Directors;

3.3.7    create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary in each case other than to a subsidiary that is wholly owned (either directly or through one or more other subsidiaries) by the Corporation;
3.3.8    create, authorize the creation of, incur, issue or guarantee any indebtedness if, after taking into account such indebtedness, the aggregate indebtedness of the Corporation and its subsidiaries would exceed one million dollars ($1,000,000);
3.3.9    with respect to any fiscal year of the Corporation, increase or decrease the number of shares of Common Stock reserved for issuances to employees, directors or consultants as incentive compensation by more than 1.0% of the fully diluted capitalization of the Corporation in such fiscal year, unless approved by the Board of Directors, including the Preferred Directors; or
3.3.10    engage in any acquisition (or series of related acquisitions) or (other than sales in the ordinary course of business) sales (or series of related sales) of material assets, in either case, in a transaction (or series of related transactions) involving payments to or from the Corporation in excess of one million dollars ($1,000,000).
3.3.11    cause or permit any of its subsidiaries to, without approval of the Board of Directors, including the Preferred Directors, sell, issue, sponsor, create or distribute any digital tokens, cryptocurrency or other blockchain-based assets (collectively, “Tokens”), including through a pre-sale, initial coin offering, token distribution event or crowdfunding, or through the issuance of any instrument convertible into or exchangeable for Tokens.
3.4    Series A Preferred Stock and Series A-1 Preferred Stock Protective Provisions. At any time when a combined total of at least 1,500,000 shares of Series A Preferred Stock and Series A-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the voting power of the then outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock (voting together as a single class and not as separate series; with respect to the Series A Preferred Stock, on an as-converted to Class B Common Stock basis; and with respect to the Series A-1 Preferred Stock, on an as-converted to Class A Common Stock basis), amend, modify or extinguish any of the rights, preferences or privileges of, or the restrictions provided for the benefit of, the holders of Series A Preferred Stock or Series A-1 Preferred Stock; provided, however, that the foregoing shall not be construed to require the separate vote or consent of the holders of the Series A Preferred Stock or Series A-1 Preferred Stock to amend or waive any right, preference or privilege of the holders of Preferred Stock as a single class and not as a separate series.

3.5    Series B Preferred Stock and Series B-1 Preferred Stock Protective Provisions. At any time when a combined total of at least 1,500,000 shares of Series B Preferred Stock and Series B-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the voting power of the then outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock (voting together as a single class and not as separate series; with respect to the Series B Preferred Stock, on an as-converted to Class B Common Stock basis; and with respect to the Series B-1 Preferred Stock, on an as-converted to Class A Common Stock basis), amend, modify or extinguish any of the rights, preferences or privileges of, or the restrictions provided for the benefit of, the holders of Series B Preferred Stock or Series B-1 Preferred Stock; provided, however, that the foregoing shall not be construed to require the separate vote or consent of the holders of the Series B Preferred Stock or Series B-1 Preferred Stock to amend or waive any right, preference or privilege of the holders of Preferred Stock as a single class and not as a separate series.
3.6    Series C Preferred Stock and Series C-1 Preferred Stock Protective Provisions. At any time when a combined total of at least 1,500,000 shares of Series C Preferred Stock and Series C-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least sixty percent (60%) of the voting power of the then outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock (voting together as a single class and not as separate series; with respect to the Series C Preferred Stock, on an as-converted to Class B Common Stock basis; and with respect to the Series C-1 Preferred Stock, on an as-converted to Class A Common Stock basis), amend, modify or extinguish any of the rights, preferences or privileges of, or the restrictions provided for the benefit of, the holders of Series C Preferred Stock or Series C-1 Preferred Stock; provided, however, that the foregoing shall not be construed to require the separate vote or consent of the holders of the Series C Preferred Stock or Series C-1 Preferred Stock to amend or waive any right, preference or privilege of the holders of Preferred Stock as a single class and not as a separate series.
3.7    Series D Preferred Stock Protective Provisions. At any time when at least 900,000 shares of Series D Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of the then outstanding shares of Series D Preferred Stock, amend, modify or extinguish any of the rights, preferences or privileges of, or the restrictions provided for the benefit of, the holders of Series D Preferred

Stock; provided, however, that the foregoing shall not be construed to require the separate vote or consent of the holders of the Series D Preferred Stock to amend or waive any right, preference or privilege of the holders of Preferred Stock as a single class and not as a separate series.
3.8    Series E Preferred Stock Protective Provisions. At any time when at least 588,235 shares of Series E Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of a majority of the voting power of the then outstanding shares of Series E Preferred Stock, amend, modify or extinguish any of the rights, preferences or privileges of, or the restrictions provided for the benefit of, the holders of Series E Preferred Stock; provided, however, that the foregoing shall not be construed to require the separate vote or consent of the holders of the Series E Preferred Stock to amend or waive any right, preference or privilege of the holders of Preferred Stock as a single class and not as a separate series.
3.9    Additional Protective Provision for Low-Vote Preferred Stock and Class A Common Stock. Following the Effective Time, this Corporation shall not (by amendment, merger, consolidation, recapitalization or otherwise), without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Low-Vote Preferred Stock and Class A Common Stock (voting together as a single class and on an as-converted to Class A Common Stock basis), authorize or issue, or obligate itself to authorize or issue, any shares of High-Vote Stock or any security convertible into or exchangeable for High-Vote Stock, except for issuances of High-Vote Preferred Stock and/or Class B Common Stock made pursuant to the conversion or exercise of shares of High-Vote Preferred Stock or options and warrants convertible into or exercisable for High-Vote Preferred Stock or Class B Common Stock, in each case that are outstanding as of the Effective Time.
3.10    Additional Protective Provision for High-Vote Preferred Stock and Class B Common Stock. Following the Effective Time, this Corporation shall not (by amendment, merger, consolidation, recapitalization or otherwise), without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of High-Vote Preferred Stock and Class B Common Stock (voting together as a single class and on an as-converted to Class B Common Stock basis), authorize or issue, or obligate itself to authorize or issue, any shares of High-Vote Stock or any security convertible into or exchangeable for High-Vote Stock, except for issuances of High-Vote Preferred Stock and/or Class B Common Stock made pursuant to the conversion or exercise of shares of High-Vote Preferred Stock or options and warrants convertible into or exercisable for High-Vote Preferred Stock or Class B Common Stock, in each case that are outstanding as of the Effective Time.

4.    Optional Conversion.
The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
4.1    Right to Convert.
4.1.1    Conversion Ratio. (i) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of, at the election of the holder thereof, Class B Common Stock or Class A Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion, (ii) each share of Series A-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing the Series A-1 Original Issue Price by the Series A-1 Conversion Price (as defined below) in effect at the time of conversion, (iii) each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of, at the election of the holder thereof, Class B Common Stock or Class A Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion, (iv) each share of Series B-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing the Series B-1 Original Issue Price by the Series B-1 Conversion Price (as defined below) in effect at the time of conversion, (v) each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of, at the election of the holder thereof, Class B Common Stock or Class A Common Stock as is determined by dividing the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion, (vi) each share of Series C-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing the Series C-1 Original Issue Price by the Series C-1 Conversion Price (as defined below) in effect at the time of conversion, (vii) each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing the Series D Original Issue Price by the Series D Conversion Price (as defined below) in effect at the time of conversion, and (viii) each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing the

Series E Original Issue Price by the Series E Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $0.865505, the “Series A-1 Conversion Price” shall initially be equal to $0.865505, the “Series B Conversion Price” shall initially be equal to $1.421869, the “Series B-1 Conversion Price” shall initially be equal to $1.421869, the “Series C Conversion Price” shall initially be equal to $3.050235, the “Series C-1 Conversion Price” shall initially be equal to $3.050235, the “Series D Conversion Price” shall initially be equal to $7.25, and the “Series E Conversion Price” shall initially be equal to $17.00. The Series A Conversion Price, the Series A-1 Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price the Series C Conversion Price, the Series C-1 Conversion Price, the Series D Conversion Price and the Series E Conversion Price, and the rate at which shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock may be converted into shares of Class A Common Stock or Class B Common Stock, as the case may be, shall be subject to adjustment as provided below.
4.1.2    Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.
4.2    Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.
4.3    Mechanics of Conversion.
4.3.1    Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Preferred Stock and, if applicable, any event on which such conversion is contingent and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.
4.3.2    Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Class A Common Stock and Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock or Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock or Class B Common Stock, as applicable, to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price.
4.3.3    Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common

Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.
4.3.4    No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, Series D Conversion Price or the Series E Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.
4.3.5    Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.
4.4    Adjustments to Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, Series D Conversion Price and the Series E Conversion Price for Diluting Issues.
4.4.1    Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:
(a)    “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
(b)    “Filing Date” shall mean the date on which this Certificate of Incorporation is accepted for filing by the Secretary of State of the State of Delaware.
(c)    “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.
(d)    “Additional Shares of Common Stock” shall mean all shares of Class A Common Stock and Class B Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Filing Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):
(i)shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock;
(ii)shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;
(iii)shares of Common Stock or Options issued to employees, advisors, consultants, directors and similar service providers of the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, including the Preferred Directors;
(iv)shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;
(v)shares of Common Stock issued upon conversion of the Preferred Stock;
(vi)shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation;
(vii)shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation, including the Preferred Directors;
(viii)shares of Common Stock, Options or Convertible Securities issued pursuant to the bona fide acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors of the Corporation;
(ix)shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Corporation, including the Preferred Directors;
(x)shares of Common Stock issued in connection with an underwritten public offering or a Direct Listing (as defined below);
(xi)Class A Common Stock issued upon conversion of the Class B Common Stock; or
(xii)Common Stock issued or deemed issued pursuant to Subsection 4.4.3 in connection with the issuance of shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock, and Series C-1 Preferred Stock.
4.4.2    No Adjustment of Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, Series D Conversion Price or the Series E Conversion Price. No adjustment in the Series A Conversion Price or Series A-1 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the voting power of the then outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock (voting together as a single class and not as a separate series; with respect to the Series A Preferred Stock, on an as-converted to Class B Common Stock basis; and with respect to the Series A-1

Preferred Stock, on an as-converted to Class A Common Stock basis) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series B Conversion Price or Series B-1 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the voting power of the then outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock (voting together as a single class and not as a separate series; with respect to the Series B Preferred Stock, on an as-converted to Class B Common Stock basis; and with respect to the Series B-1 Preferred Stock, on an as-converted to Class A Common Stock basis) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series C Conversion Price or Series C-1 Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 60% of the voting power of the then outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock (voting together as a single class and not as a separate series; with respect to the Series C Preferred Stock, on an as-converted to Class B Common Stock basis; and with respect to the Series C-1 Preferred Stock, on an as-converted to Class A Common Stock basis) agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series D Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the voting power of the then outstanding shares of Series D Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series E Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the voting power of the then outstanding shares of Series E Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.
4.4.3    Deemed Issue of Additional Shares of Common Stock.
(a)    If the Corporation at any time or from time to time after the Filing Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)    If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the applicable Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.
(c)    If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price then in effect, or because such Option or Convertible Security was issued before the Filing Date), are revised after the Filing Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective).
(d)    Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price pursuant to the terms of Subsection 4.4.4, the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price shall be readjusted to such Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.
(e)    If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price that such issuance or amendment took place at the time such calculation can first be made.
4.4.4    Adjustment of the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Filing Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:
CP2 = CP1* (A + B) ÷ (A + C).
For purposes of the foregoing formula, the following definitions shall apply:
(a)    “CP2” shall mean the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price in effect immediately after such issue of Additional Shares of Common Stock
(b)    “CP1” shall mean the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;
(c)    “A” shall mean, without duplication, the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Class A Common Stock and Class B Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);
(d)    “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and
(e)    “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.
4.4.5    Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:
(a)    Cash and Property: Such consideration shall:
(i)insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;
(ii)insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and
(iii)in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.
(b)    Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:
(i)The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such

Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by
(ii)the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.
4.4.6    Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).
4.5    Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Filing Date effect a subdivision of the outstanding Class A Common Stock or Class B Common Stock, the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Class A Common Stock or Class B Common Stock, as applicable, issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Filing Date combine the outstanding shares of Class A Common Stock or Class B Common Stock, the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1

Conversion Price, the Series D Conversion Price or the Series E Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Class A Common Stock or Class B Common Stock, as applicable, issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.
4.6    Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Filing Date shall make or issue, or fix a record date for the determination of holders of Class A Common Stock or Class B Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price then in effect by a fraction:
(1)    the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(2)    the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.
Notwithstanding the foregoing (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.7    Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Filing Date shall make or issue, or fix a record date for the determination of holders of Class A Common Stock or Class B Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Class A Common Stock or Class B Common Stock, as applicable, on the date of such event.
4.8    Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Class A Common Stock or Class B Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Class A Common Stock or Class B Common Stock, of the Corporation issuable upon conversion of one share of High-Vote Preferred Stock or Low-Vote Preferred Stock, as applicable, immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock. For the avoidance of doubt, nothing in this Subsection 4.8 shall be construed as preventing the holders of Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the General Corporation Law in connection with a merger triggering an adjustment hereunder, nor shall this Subsection 4.8 be deemed conclusive evidence of the fair value of the shares of Preferred Stock in any such appraisal proceeding.
4.9    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, the Series D Conversion Price or the Series E Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Preferred Stock.
4.10    Notice of Record Date. In the event:
(a)    the Corporation shall take a record of the holders of its Class A Common Stock or Class B Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or
(b)    of any capital reorganization of the Corporation, any reclassification of the Class A Common Stock or Class B Common Stock of the Corporation, or any Deemed Liquidation Event; or
(c)    of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.
5.    Mandatory Conversion.
5.1    Trigger Events. Upon either (a) (i) the closing of the sale of shares of Common Stock to the public, in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $50,000,000 of gross proceeds to the Corporation (net of underwriting discounts and commissions) or (ii) the Corporation’s initial listing of its Common Stock on a national securities exchange by means of an effective registration statement on Form S-1 filed by this corporation with the Securities and Exchange Commission (a “Direct Listing”), following which, the Corporation’s shares are listed for trading on the New York Stock Exchange, Nasdaq Global Select Market or Nasdaq Global Market, or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the voting power of the then outstanding shares of Preferred Stock (voting together as a single class and not as a separate series; with respect to the High-Vote Preferred Stock, on an as-converted to Class B Common Stock basis; and with respect to the Low-Vote Preferred Stock, on an as-converted to Class A Common Stock basis) (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of High-Vote Preferred Stock shall automatically be converted into shares of Class B Common Stock and all outstanding shares of Low-Vote Preferred Stock shall automatically be converted into shares of Class A Common Stock, at the then effective conversion rate as calculated pursuant to Subsection 4.1.1. and (ii) such shares may not be reissued by the Corporation; provided, however, that (x) if the conversion pursuant to this clause (b) is in connection with or anticipation of a Deemed Liquidation Event and the conversion of shares of Series D Preferred Stock to Class A Common Stock would result in a distribution of Available Proceeds to the holders of such shares of Class A Common Stock issued upon conversion of such Series D Preferred Stock in an amount per share less than the Series D Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Preferred Stock), then the conversion of shares of Series D Preferred Stock to Class A Common Stock pursuant to this clause (b) shall also require the vote or written consent of the holders of a majority of the voting power of the outstanding shares of Series D Preferred Stock and (y) if the conversion pursuant to this clause (b) is in connection with or anticipation of a Deemed Liquidation Event and the conversion of shares of Series E Preferred Stock to Class A Common Stock would result in a distribution of Available Proceeds to the holders of such shares of Class A Common Stock issued upon conversion of such Series E Preferred Stock in an amount per share less than the Series E Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Preferred Stock), then the conversion of shares of Series E Preferred Stock to Class A Common Stock pursuant to this clause (b) shall also require the vote or written consent of the holders of a majority of the voting power of the outstanding shares of Series E Preferred Stock.
5.2    Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (b) pay cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.
5.3    Automatic Conversion upon Transfer. Each share of Series A Preferred Stock shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Series A-1 Preferred Stock upon a Transfer of such share (other than a Permitted Transfer). Each share of Series B Preferred Stock shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Series B-1 Preferred Stock upon a Transfer of such share (other than a Permitted Transfer). Each share of Series C Preferred Stock shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Series C-1 Preferred Stock upon a Transfer of such share (other than a Permitted Transfer).
5.4    Procedural Requirements. In the event of a conversion of High-Vote Preferred Stock pursuant to Subsection 5.3, such conversion shall be deemed to have been made at the time that the Transfer of such shares occurred. Upon any conversion of Series A Preferred Stock to Series A-1 Preferred Stock, Series B Preferred Stock to Series B-1 Preferred Stock or Series C Preferred Stock to Series C-1 Preferred Stock, all rights of the holder of such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, shall cease and the person or persons in whose names or names the certificate or certificates representing the shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock or Series C-1 Preferred Stock are to be issued, if any, shall be treated for all purposes as having become the record holder or holders of such number of shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock or Series C-1 Preferred Stock into which such Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, were convertible. Shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred

Stock, as the case may be, that are converted into shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock or Series C-1 Preferred Stock, as applicable, as provided in this subsection 5 shall be retired and shall not be reissued.
5.5    This Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Certificate of Incorporation, relating to the conversion of the Series A Preferred Stock to Series A-1 Preferred Stock, Series B Preferred Stock to Series B-1 Preferred Stock or Series C Preferred Stock to Series C-1 Preferred Stock, including without limitation the issuance of stock certificates in connection with any such conversion, as it may deem necessary or advisable. If this Corporation has reason to believe that a Transfer giving rise to a conversion of shares of Series A Preferred Stock to Series A-1 Preferred Stock, Series B Preferred Stock to Series B-1 Preferred Stock or Series C Preferred Stock to Series C-1 Preferred Stock has occurred but has not theretofore been reflected on the books of this Corporation, this Corporation may request that the holder of such shares furnish affidavits or other evidence to this Corporation as it reasonably deems necessary to determine whether a conversion of shares of Series A Preferred Stock to Series A-1 Preferred Stock, Series B Preferred Stock to Series B-1 Preferred Stock or Series C Preferred Stock to Series C-1 Preferred Stock has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to this Corporation (in the manner provided in the request) to enable this Corporation to determine that no such conversion has occurred, any such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, to the extent not previously converted, shall be automatically converted into shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock or Series C-1 Preferred Stock, as applicable, and the same shall thereupon be registered on the books and records of this Corporation. In connection with any action of stockholders taken at a meeting or by written consent, the stock ledger of this Corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders or in connection with any written consent and the classes of shares held by each such stockholder and the number of shares of each class held by such stockholder.
5.6    Equal Status. Except as expressly provided in this Part B of this Article Fourth or by applicable law, the Series A Preferred Stock and Series A-1 Preferred Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters, the Series B Preferred Stock and Series B-1 Preferred Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters, and the Series C Preferred Stock and Series C-1 Preferred Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.
5.7    Reservation of Stock.
5.7.1    The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series A-1 Preferred Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Series A-1 Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock into shares of Series A-1 Preferred Stock.
5.7.2    The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series B-1 Preferred Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, such number of its shares of Series B-1 Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock into shares of Series B-1 Preferred Stock.
5.7.3    The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series C-1 Preferred Stock, solely for the purpose of effecting the conversion of the shares of Series C Preferred Stock, such number of its shares of Series C-1 Preferred Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock into shares of Series C-1 Preferred Stock.
6.    Redeemed or Otherwise Acquired Shares. Other than in connection with a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Preferred Stock is not redeemable. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.
7.    Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock or Series A-1 Preferred Stock set forth herein may be waived on behalf of and with respect to all holders of Series A Preferred Stock or Series A-1 Preferred Stock, as the case may be, by the affirmative written consent or vote of the holders of a majority of the voting power of the shares of Series A Preferred Stock and Series A-1 Preferred Stock (voting together as a single class and not as a separate series; with respect to the Series A Preferred Stock, on an as-converted to Class B Common Stock basis; and with respect to the Series A-1 Preferred Stock, on an as-converted to Class A Common Stock basis) then outstanding. Any of the rights, powers, preferences and other terms of the Series B Preferred Stock or Series B-1 Preferred Stock set forth herein may be waived on behalf of and with respect to all holders of Series B Preferred Stock or Series B Preferred Stock, as the case may be, by the affirmative written consent or vote of the holders of a majority of the voting power of the shares of Series B Preferred Stock and Series B-1 Preferred Stock (voting together as a single class and not as a separate series; with respect to the Series B Preferred Stock, on an as-converted to Class B Common Stock basis; and with respect to the Series B-1 Preferred Stock, on an as-converted to Class A Common Stock basis) then outstanding. Any of the rights, powers, preferences and other terms of the Series C Preferred Stock or Series C-1 Preferred Stock set forth herein may be waived on behalf of and with respect to all holders of Series C Preferred Stock or Series C-1 Preferred Stock, as the case may be, by the affirmative written consent or vote of the holders of at least 60% of the voting power of the shares of Series C Preferred Stock and Series C-1 Preferred Stock (voting together as a single class and not as a separate series; with respect to the

Series C Preferred Stock, on an as-converted to Class B Common Stock basis; and with respect to the Series C-1 Preferred Stock, on an as-converted to Class A Common Stock basis) then outstanding. Except as otherwise specified herein, any of the rights, powers, preferences and other terms of the Series D Preferred Stock set forth herein may be waived on behalf of and with respect to all holders of Series D Preferred Stock by the affirmative written consent or vote of the holders of a majority of the voting power of the shares of Series D Preferred Stock then outstanding. Except as otherwise specified herein, any of the rights, powers, preferences and other terms of the Series E Preferred Stock set forth herein may be waived on behalf of and with respect to all holders of Series E Preferred Stock by the affirmative written consent or vote of the holders of a majority of the voting power of the shares of Series E Preferred Stock then outstanding.
8.    Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.
FIFTH: Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.
SIXTH: Subject to any additional vote required by the Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.
SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.
Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.
TENTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.
Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of a director, officer, employee, agent or other person existing at the time of, or increase the liability of any such person with respect to any acts or omissions of such person occurring prior to, such amendment, repeal or modification.
ELEVENTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.
TWELFTH:
A.    Forum Selection. Unless this corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of this corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of this corporation to this corporation or this corporation’s stockholders, (iii) any action arising pursuant to any provision of the General Corporation Law or this Restated Certificate of Incorporation or the Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of this corporation shall be deemed to have notice of and consented to the provisions of this Article Twelfth.
B.    Personal Jurisdiction. If any action the subject matter of which is within the scope of subclause (A) of this Article Twelfth is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce subclause (A) of this Article Twelfth (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
C.    Savings. If any provision or provisions of this Article Twelfth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Twelfth (including, without limitation, each portion of any sentence of this Article Twelfth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
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3.    That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this Corporation in accordance with Section 228 of the General Corporation Law.
4.    That this Sixth Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation’s Fifth Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Sixth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this 15th day of January, 2020.

By:	/s/ Isaac Oates
Name: Isaac Oates
Title: Chief Executive Officer
JUSTWORKS, INC.
SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION